AXP(R) Partners
         Small Cap Core
                  Fund

Annual Report
for the Period Ended
May 31, 2005

AXP Partners Small Cap Core Fund seeks to provide shareholders with long-term growth of capital.

(logo)                                                                  (logo)
American                                                                AMERICAN
  Express(R)                                                             EXPRESS
 Partners Funds                                                       (R)

Table of Contents

Fund Snapshot                                             3

Performance Summary                                       4

Questions & Answers with Portfolio Management             5

The Fund's Long-term Performance                         10

Investments in Securities                                12

Financial Statements                                     19

Notes to Financial Statements                            22

Report of Independent Registered
   Public Accounting Firm                                34

Federal Income Tax Information                           35

Fund Expenses Example                                    37

Board Members and Officers                               39

Approval of Investment Management Services Agreement     42

Proxy Voting                                             43

[DALBAR LOGO]

American Express(R) Funds' reports to shareholders have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The Seal recognizes communications demonstrating a level of excellence in the industry.

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2   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Fund Snapshot
         AT MAY 31, 2005

PORTFOLIO MANAGERS

Wellington Management Company, LLP

Portfolio managers                        Since       Years in industry
Kenneth L. Abrams                         3/02               21
Daniel J. Fitzpatrick                     3/02                8

American Century Investment  Management, Inc.

Portfolio managers                        Since       Years in industry
Thomas P. Vaiana                          12/03               8
William Martin                            12/03              15
Wihelmine von Turk                        12/03              21

Lord, Abbett & Co. LLC

Portfolio manager                         Since       Years in industry
Michael T. Smith                          12/03              17

FUND OBJECTIVE

The Fund seeks to provide shareholders with long-term growth of capital.

Inception dates by class
A: 3/8/02         B: 3/8/02    C: 3/8/02    I: 3/4/04         Y: 3/8/02

Ticker symbols by class
A: AXSAX          B: AXSBX     C: --        I: --             Y: --

Total net assets                                         $179.6 million

Number of holdings                                                  430

STYLE MATRIX

Shading within the style matrix indicates areas in which the Fund generally invests.

          STYLE
VALUE     BLEND    GROWTH
                           LARGE
                           MEDIUM   SIZE
            X              SMALL

SECTOR COMPOSITION

Percentage of portfolio assets

[PIE CHART]

Consumer discretionary 17.4%
Information technology 16.9%
Financials 14.9%
Health care 13.6%
Industrials 12.3%
Materials 9.6%
Energy 7.4%
Consumer staples 3.0%
Short-term securities 2.6%
Utilities 1.5%
Telecommunication services 0.8%

TOP TEN HOLDINGS

Percentage of portfolio assets

Grey Wolf (Energy equipment & services)                            1.5%
Ohio Casualty (Insurance)                                          1.4
Select Comfort (Furniture & appliances)                            1.2
Genesis HealthCare (Health care services)                          1.1
Watsco (Industrial services)                                       1.0
Ryland Group (Building materials & construction)                   0.9
Massey Energy (Energy)                                             0.9
Foot Locker (Retail -- general)                                    0.9
Actuant Cl A (Multi-industry)                                      0.8
UGI (Utilities -- natural gas)                                     0.8

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

Stocks of small- and medium-sized companies may be subject to more abrupt or erratic price movements than stocks of larger companies. Some of these companies also have fewer financial resources.

Fund holdings are subject to change.

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3   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT
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Performance Summary

                                PERFORMANCE COMPARISON
                            For the year ended May 31, 2005

                           +14.62%       +9.82%      +10.58%

+14.62% = AXP Partners Small Cap Core Fund Class A (excluding sales charge) +9.82% = Russell 2000(R) Index (unmanaged)
+10.58% = Lipper Small-Cap Core Funds Index

(see "The Fund`s Long-term Performance" for Index descriptions)The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.americanexpress.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

AVERAGE ANNUAL TOTAL RETURNS

                                  Class A                  Class B                  Class C            Class I      Class Y
(Inception dates)                (3/8/02)                 (3/8/02)                 (3/8/02)           (3/4/04)     (3/8/02)
                                                                After                    After
                              NAV(1)    POP(2)       NAV(1)     CDSC(3)        NAV(1)    CDSC(4)       NAV(5)       NAV(6)
at May 31, 2005
1 year                       +14.62%    +8.04%      +13.73%      +8.73%       +13.74%    +12.74%      +14.89%      +14.92%
3 years                      +10.49%    +8.33%       +9.62%      +8.50%        +9.63%     +9.63%        N/A        +10.72%
Since inception               +7.36%    +5.41%       +6.58%      +5.76%        +6.52%     +6.52%       +6.84%       +7.57%

at June 30, 2005
1 year                       +13.15%    +6.64%      +12.29%      +7.29%       +12.29%    +11.29%      +13.42%      +13.44%
3 years                      +14.15%   +11.92%      +13.21%     +12.16%       +13.23%    +13.23%        N/A        +14.38%
Since inception               +8.06%    +6.14%       +7.25%      +6.47%        +7.20%     +7.20%       +8.59%       +8.25%

(1)  Excluding sales charge.

(2)  Returns at public offering price (POP) reflect a sales charge of 5.75%.

(3) Returns at maximum contingent deferred sales charge (CDSC). CDSC applies as follows: first year 5%; second and third year 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter.

(4)  1% CDSC applies to redemptions made within the first year of purchase.

(5) Sales charge is not applicable to these shares. Shares available to eligible investors only, currently limited to AXP Portfolio Builder Series funds, six affiliated funds-of-funds.

(6) Sales charge is not applicable to these shares. Shares available to institutional investors only.

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4   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT
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Questions & Answers
                WITH PORTFOLIO MANAGEMENT

Performance Summary

AXP Partners Small Cap Core Fund's Class A shares rose 14.62%, excluding sales charge, for the 12 months ended May 31, 2005. The Fund outperformed its benchmark, the Russell 2000(R) Index, which gained 9.82%. The Fund also outpaced its peer group, as represented by the Lipper Small-Cap Core Funds Index, which advanced 10.58% for the period. AXP Partners Small Cap Core Fund's portfolio is managed by three independent money management firms that each invest a portion of Fund assets in a blend of growth and value small company stocks. The goal is to provide long-term growth of capital. As of May 31, 2005, Wellington Management Company LLP (Wellington Management), American Century Investment Management, Inc. (American Century) and Lord Abbett & Co. LLC (Lord Abbett) managed 43.8%, 30.4% and 25.8% of the Fund's portfolio, respectively.

Q: What factors affected performance the most for your portion of AXP Partners Small Cap Core Fund for the annual period ended May 31, 2005?

    Lord Abbett: Our portion of the Fund outperformed the Russell 2000(R) Index for the 12-month period ended May 31, 2005. Strong stock selection within information technology and health care contributed to the Fund's relative performance. In particular, shares of Websense, a provider of web filtering and security software, benefited from a growing customer base and an increasing demand for Internet security services. Shares of LCA-Vision, a provider of laser vision correction services, also appreciated due to stronger business trends. The Fund's modest position in information technology contributed positively to relative results as well.

    Detracting from relative performance during the annual period was the Fund's modest exposure to utilities. Stock selection within autos and transportation also hurt relative performance. For example, Excel Maritime Carriers saw its share price decline with decreasing shipping rates. In other areas, shares of USI Holdings, an insurance brokerage firm, lost ground due to lower property and casualty rates and increased expenses.

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5   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT
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Questions & Answers

[BEGIN CALLOUT QUOTE]> Strong stock selection within information technology and health care contributed to the Fund's relative performance. [END CALLOUT QUOTE]

       -- Lord Abbett

    Wellington Management: Our portion of the Fund slightly underperformed the Russell 2000(R) Index for the annual period.

    Stock selection within health care boosted our portion of the Fund's relative results most. Indeed, health care provider Humana was the top individual stock contributor to annual performance when the company's share price rose upon the U.S. presidential re-election, which advanced the prospects of Medicare privatization. Nursing home operator Genesis HealthCare also performed well, as it registered solid revenue gains due to greater activity in its skilled nursing business and higher reimbursement rates. Allscripts Healthcare Solutions, a provider of clinical software and information solutions to physicians, benefited from strong sales bookings for its TouchWorks Electronic Health Record product, which is emerging as a leading solution industry-wide.

    Our portion of the Fund was also favorably positioned to take advantage of a surge in energy, which was by far the best performing sector in the Russell 2000(R) Index as a result of rising oil prices. In particular, a position in U.S. land driller Grey Wolf produced solid results, helped by strong margins, higher day rates for drilling and an increased number of rigs in operation.

    Partially offsetting these positives were the negative effects of weakness in information technology and telecommunications services, the only sectors in the Russell 2000(R) Index to decline during the period. Also detracting from relative performance was stock selection in information technology and consumer discretionary. Red Hat, the Linux software provider, detracted from performance as financial restatements, the transition of its new chief financial officer, competitive pressures and litigation concerns weighed on the stock. The share price of automobile supplier Visteon declined on concerns of reduced vehicle production levels and high material costs.

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6   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE]> Our portion of the Fund was also favorably positioned to take advantage of a surge in energy, which was by far the best performing sector in the Russell 2000(R) Index as a result of rising oil prices. [END CALLOUT QUOTE]

       -- Wellington Management

    American Century: Our portion of the Fund outperformed the Russell 2000(R) Index, as every sector but one that we invested in produced positive absolute results. A surge in residential construction provided some of our portion of the portfolio's strongest support, as related industries benefited from strong demand. In part, outperformance in these industries was achieved through effective stock picking. For example, the top contributor to our returns was consumer cyclicals, with building products manufacturer USG Corp. and home builder and industrial products firm Walter Industries standouts within the sector. Health care stocks also contributed positively to our portion of the Fund's absolute annual returns. Top performers in this sector included specialty pharmaceutical company Kos Pharmaceuticals and health care provider Humana.

    Telecommunications services detracted from results, producing a negative absolute return. Shares of Talk America Holdings suffered the biggest decline, as the company faced an uphill climb in a challenging competitive environment. Commercial services, while providing a positive return, also performed poorly.

Q:  What changes did you make to your portion of the Fund?

    Lord Abbett: Valuation and investment process continue to drive our stock selection and sector allocations. Our focus remains on investing in companies that generate free cash flow and strong balance sheets. We increased allocations during the annual period within producer durables and materials and processing, as businesses in these sectors tend to improve as the economy grows. Conversely, we decreased positions within health care and financial services.

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7   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE]> A surge in residential construction provided some of our portion of the portfolio's strongest support, as related industries benefited from strong demand. [END CALLOUT QUOTE]

       -- American Century

    Wellington Management: We increased the Fund's exposure to the health care services segment of the health care sector based on attractive valuations, earnings visibility and favorable demographic trends. We decreased the Fund's exposure to the consumer discretionary sector overall, but we added United Auto Group to the portfolio. We believe this company stands to benefit from solid same store sales trends, a focus on foreign and luxury brands and a commitment to expand internationally. Within the materials sector, we established a position in aluminum producer Century Aluminum, whose low-cost capacity expansion in an environment of high commodity prices should contribute to strong growth in cash flow and earnings per share. We also eliminated several strong performing stocks whose share prices had more than doubled. These included rural wireless firm Nextel Partners, health benefits company Coventry Health Care and coal producer Peabody Energy.

    American Century: Changes to our portion of the portfolio continued to be driven by our management approach, which emphasizes individual stock selection over sector weightings. Our stock selection process evaluates stocks based on a balanced set of growth and value criteria.

Q:  How do you intend to manage your portion of the Fund in the coming months?

    Lord Abbett: We believe small company stock prices could be volatile over the coming months, as investors analyze the impact on the economy of the Federal Reserve Board's short-term interest rate hikes as well as the effects of higher commodity prices, including oil and steel, and a weaker U.S. dollar. Consequently, we intend to position our portion of the Fund's portfolio to benefit from an increase in economic activity, primarily through significant exposure to the producer durables and materials and processing sectors. At the same time, our portion of the Fund's modest allocation to financial services should, in our view, provide some downside protection should an economic slowdown result from these

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8   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Questions & Answers

    increases in short-term interest rates, commodity prices and international currency strength.

    Wellington Management: Sector positioning continues to be predominantly the result of our bottom-up stock selection process. At the end of the annual period, our portion of the Fund held significant positions in health care, energy and consumer discretionary and more moderate positions in financials and industrials. In light of the multiyear outperformance of small-cap stocks and the strong price appreciation we have seen in many of our portion of the Fund's holdings, we intend to continue to look for opportunities to lock in gains during the coming months and trade into underappreciated stocks that may offer more upside.

    American Century: Going forward, we will remain true to our disciplined investment approach -- building a portfolio of smaller companies that we believe provides an optimal balance between risk and expected return. We believe that individual stock selection will continue to provide greater rewards than pursuit of broad industry or sector bets.

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9   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

The Fund's Long-term Performance

The chart on the facing page illustrates the total value of an assumed $10,000 investment in AXP Partners Small Cap Core Fund Class A shares (from 4/1/02 to 5/31/05) as compared to the performance of two widely cited performance indices, the Russell 2000(R) Index and the Lipper Small-Cap Core Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The value of your investment and returns will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Returns do not reflect taxes payable on distributions and redemptions. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.americanexpress.com/funds. Also see "Past Performance" in the Fund's current prospectus. You should consider the investment objectives, risks, and charges and expenses of the Fund carefully before investing.

DISTRIBUTION SUMMARY

The table below details the Fund's income and capital gain distributions for the fiscal years shown. More information on the other classes can be found in the Financial Highlights section of this report's Notes to Financial Statements.

                                                    Class A
                                          Short-term       Long-term
Fiscal year ended             Income     capital gains   capital gains   Total
May 31, 2005                     $--        $0.44            $0.20       $0.64
May 31, 2004                      --           --             0.06        0.06
May 31, 2003                      --           --               --          --
May 31, 2002(1)                   --           --               --          --

(1) For the period from March 8, 2002 (when shares became publicly available) to May 31, 2002.

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10   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

[LINE CHART]

VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN AXP PARTNERS SMALL CAP CORE FUND

AXP Partners Small Cap Core Fund Class A   $ 9,425    $8,790    $7,991   $10,344   $11,856
Russell 2000(R) Index(1)                   $10,000    $9,643    $8,854   $11,536   $12,669
Lipper Small-Cap Core Funds Index(2)       $10,000    $9,675    $8,716   $11,356   $12,558
                                            4/1/02   5/31/02   5/31/03   5/31/04   5/31/05

$11,856 = AXP Partners Small Cap Core Fund Class A (includes sales charge) $12,669 = Russell 2000(R) Index(1)
$12,558  = Lipper Small-Cap Core Funds Index(2)

COMPARATIVE RESULTS

Results at May 31, 2005                                                                            Since
                                                                 1 year           3 years      inception(3)
AXP Partners Small Cap Core Fund (includes sales charge)
Class A    Cumulative value of $10,000                          $10,804          $12,713         $11,856
           Average annual total return                           +8.04%           +8.33%          +5.41%
Russell 2000(R) Index(1)
           Cumulative value of $10,000                          $10,982          $13,137         $12,669
           Average annual total return                           +9.82%           +9.52%          +7.76%
Lipper Small-Cap Core Funds Index(2)
           Cumulative value of $10,000                          $11,058          $12,979         $12,558
           Average annual total return                          +10.58%           +9.08%          +7.46%

Results for other share classes can be found on page 4.

(1) The Russell 2000(R) Index, an unmanaged index, measures the performance of 2,000 smallest companies in the Russell 3000(R) Index, which represent approximately 8% of the total market capitalization of the Russell 3000(R) Index.

(2) The Lipper Small-Cap Core Funds Index includes the 30 largest small-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends.

(3) Fund data is from March 8, 2002. Russell 2000 Index and Lipper peer group is from April 1, 2002.

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11   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Investments in Securities

AXP Partners Small Cap Core Fund

May 31, 2005

(Percentages represent value of investments compared to net assets)

Common stocks (96.9%)
Issuer                                         Shares                 Value(a)

Aerospace & defense (1.1%)
Esterline Technologies                          2,199(b)               $85,541
Hexcel                                         50,182(b)               819,973
Innovative Solutions & Support                  3,182(b)               110,224
Moog Cl A                                      25,150(b)               763,303
Teledyne Technologies                           2,659(b)                84,078
United Defense Inds                             1,782                  132,777
Total                                                                1,995,896

Airlines (1.6%)
AirTran Holdings                              119,900(b)             1,170,223
AMR                                            72,400(b)               933,960
Frontier Airlines                               3,830(b)                46,764
Mesa Air Group                                  3,254(b)                20,761
Pinnacle Airlines                              21,100(b)               206,780
Republic Airways Holdings                      29,200(b)               372,592
SkyWest Airlines                                5,511                  100,521
Total                                                                2,851,601

Automotive & related (1.9%)
Aftermarket Technology                          2,790(b)                42,799
American Axle & Mfg Holdings                   29,400                  608,579
Commercial Vehicle Group                        1,233(b)                22,675
Cummins                                         8,164                  554,744
Dollar Thrifty Automotive Group                 6,900(b)               248,331
Goodyear Tire & Rubber                         37,906(b)               545,467
LKQ                                             2,800(b)                69,496
Noble Intl                                        985                   20,340
Rush Enterprises Cl A                          24,400(b)               351,116
Shiloh Inds                                     3,160(b)                35,740
Tenneco Automotive                             23,014(b)               345,210
Thor Inds                                       8,000                  242,880
Titan Intl                                        403                    5,952
TRW Automotive Holdings                        14,364(b)               292,595
Total                                                                3,385,924

Common stocks (continued)
Issuer                                         Shares                 Value(a)

Banks and savings & loans (4.4%)
ACE Cash Express                                2,774(b)               $60,501
Amcore Financial                                  382                   10,643
Anchor BanCorp Wisconsin                          392                   10,827
BancFirst                                         841                   66,220
Bank of Hawaii                                 11,424                  556,692
Brookline Bancorp                              48,715                  740,468
Capital Crossing Bank                           1,425(b)                46,284
Center Financial                                  989                   21,135
City Holding                                    1,387                   46,853
City Natl                                       6,621                  470,290
Columbia Banking System                           550                   13,530
Community Trust Bancorp                           252                    7,462
Corus Bankshares                                3,433                  176,182
Cullen/Frost Bankers                            1,328                   59,242
Downey Financial                                9,921                  744,273
First BanCorp Puerto Rico                      11,184(c)               428,683
First Citizens BancShares Cl A                    547                   71,400
First Republic Bank                               524                   16,810
FirstFed Financial                              3,685(b)               199,653
Hanmi Financial                                13,500                  216,945
IndyMac Bancorp                                20,500                  843,575
Intl Bancshares                                 1,510                   54,405
Nelnet Cl A                                     3,673(b)               135,534
Old Second Bancorp                              1,184                   33,164
Pacific Capital Bancorp                         4,850                  163,930
PrivateBancorp                                  7,500                  253,425
R-G Financial Cl B                             14,477(c)               208,758
Santander BanCorp                                 225(c)                 4,950
Seacoast Banking Corporation
  of Florida                                   40,300                  816,881
Southwest Bancorp                                 929                   16,815
SVB Financial Group                               337(b)                16,095
Texas United Bancshares                         6,700                  116,513
West Coast Bancorp                                452                    9,836
Westcorp                                       25,092                1,215,455
Wilshire Bancorp                                  489                    6,518
Total                                                                7,859,947

See accompanying notes to investments in securities.

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12   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Broker dealers (0.9%)
Affiliated Managers Group                       8,200(b)              $546,940
Investment Technology Group                    55,900(b)             1,103,466
Total                                                                1,650,406

Building materials & construction (4.2%)
Beacon Roofing Supply                          20,200(b)               482,982
Building Material Holding                         411                   25,494
Drew Inds                                      13,600(b)               557,600
ElkCorp                                        43,700                1,442,100
Genlyte Group                                  21,200(b)               944,672
Louisiana-Pacific                              20,245                  509,769
Ryland Group                                   23,900                1,637,150
Texas Inds                                     10,584                  487,076
Trex                                            6,200(b)               239,010
USG                                            21,319(b)               977,476
Walter Inds                                     3,648                  154,675
Total                                                                7,458,004

Cable (0.7%)
Charter Communications Cl A                   388,000(b)               442,320
LodgeNet Entertainment                         46,403(b)               786,995
Total                                                                1,229,315

Chemicals (2.5%)
Cytec Inds                                     18,900                  787,374
Ferro                                          43,000                  827,320
FMC                                             4,797(b)               265,994
Georgia Gulf                                    1,723                   54,757
Hercules                                       78,300(b)             1,082,106
Minerals Technologies                          11,600                  780,680
Terra Inds                                     68,961(b)               437,902
WR Grace & Co                                  18,257(b)               188,412
Total                                                                4,424,545

Computer hardware (2.2%)
Agilysys                                       20,974                  322,580
IDX Systems                                    31,600(b)             1,008,040
Ingram Micro Cl A                              88,217(b)             1,394,710
Insight Enterprises                            10,700(b)               209,506
Phoenix Technologies                            4,391(b)                35,655
RadiSys                                        32,700(b)               528,759
Storage Technology                              1,600(b)                51,648
Western Digital                                31,753(b)               476,613
Total                                                                4,027,511

Common stocks (continued)
Issuer                                         Shares                 Value(a)

Computer software & services (8.4%)
Acxiom                                         65,193               $1,202,811
Agile Software                                 61,200(b)               394,740
Ansoft                                          1,919(b)                42,794
Autodesk                                        3,644                  144,230
BISYS Group                                    56,200(b)               859,860
CACI Intl Cl A                                  7,000(b)               451,220
CCC Information Services Group                    529(b)                12,368
CheckFree                                      27,200(b)             1,015,376
Deluxe                                          4,119                  166,449
DocuCorp Intl                                   1,393(b)                 9,333
EarthLink                                      63,006(b)               668,494
Emageon                                         7,200(b)               111,240
Embarcadero Technologies                       83,900(b)               479,069
Extreme Networks                              134,500(b)               614,665
Harris Interactive                            181,800(b)               896,274
Hyperion Solutions                             21,200(b)               935,556
Inter-Tel                                       3,933                   80,744
Intergraph                                      3,446(b)               108,170
Lionbridge Technologies                        42,200(b)               210,156
NETGEAR                                         1,719(b)                33,813
Opsware                                       105,300(b)               523,341
Parametric Technology                         104,915(b)               631,588
Progress Software                               4,650(b)               135,641
Red Hat                                        98,500(b)             1,245,039
SeeBeyond Technology                          235,400(b)               701,492
SERENA Software                                29,600(b)               579,272
SM&A                                           91,887(b)               804,930
Sybase                                          4,374(b)                89,230
Take-Two Interactive Software                  38,350(b)               987,896
United Online                                   3,234                   41,848
Websense                                       18,100(b)               972,151
Total                                                               15,149,790

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
13   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Electronics (4.0%)
ADE                                             2,775(b)               $62,243
Agere Systems                                  67,950(b)               924,120
Amphenol Cl A                                   2,578                  109,281
Analogic                                        5,402                  229,531
Arrow Electronics                              19,726(b)               551,342
Avnet                                           6,121(b)               128,051
Bel Fuse Cl B                                   1,892                   56,571
Benchmark Electronics                          22,900(b)               725,243
Energy Conversion Devices                       1,025(b)                19,762
ESCO Technologies                               1,884(b)               159,669
Gerber Scientific                               8,575(b)                63,284
LoJack                                            948(b)                13,974
Measurement Specialties                        43,400(b)               841,960
MEMC Electronic Materials                      21,046(b)               288,330
Millipore                                         509(b)                26,208
OmniVision Technologies                        20,379(b)               322,396
ON Semiconductor                              231,200(b)             1,040,401
Photronics                                     22,035(b)               507,466
SigmaTel                                        4,927(b)               111,547
Stoneridge                                      7,026(b)                54,943
Universal Electronics                          34,200(b)               570,456
X-Rite                                         41,200                  455,672
Total                                                                7,262,450

Energy (3.1%)
Cabot Oil & Gas                                   352                   11,035
Comstock Resources                             34,800(b)               794,136
Forest Oil                                     14,418(b)               573,260
Frontier Oil                                    3,603                  176,223
FuelCell Energy                                60,400(b)               491,656
Massey Energy                                  40,000                1,617,200
OPTI Canada                                    54,500(b,c)           1,105,199
Remington Oil and Gas                           6,772(b)               209,932
Tesoro                                         12,855                  560,478
TransMontaigne                                  2,343(b)                19,400
Total                                                                5,558,519

Common stocks (continued)
Issuer                                         Shares                 Value(a)

Energy equipment & services (4.3%)
Cal Dive Intl                                  26,890(b)            $1,220,806
Cimarex Energy                                  4,313(b)               162,298
Core Laboratories                               2,922(b,c)              73,342
Excel Maritime Carriers                        12,300(b,c)             196,185
Grey Wolf                                     398,600(b)             2,618,803
Harvest Natural Resources                       2,329(b)                25,246
Holly                                           4,870                  186,180
Hydril                                          4,000(b)               207,640
Key Energy Services                            19,400(b)               214,370
Lone Star Technologies                          6,898(b)               285,922
McDermott Intl                                    892(b)                19,026
Offshore Logistics                              2,430(b)                76,108
Pride Intl                                     58,500(b)             1,319,175
SEACOR Holdings                                 1,777(b)               103,173
TETRA Technologies                             35,400(b)               977,040
Total                                                                7,685,314

Engineering & construction (0.7%)
Michael Baker                                   4,872(b)                84,091
Perini                                          8,333(b)               125,662
Washington Group Intl                          21,300(b)             1,022,612
Total                                                                1,232,365

Environmental services (0.1%)
Clean Harbors                                   5,445(b)               112,984

Finance companies (0.4%)
NASDAQ Stock Market                            43,824(b)               752,020

Financial services (1.5%)
Advanta Cl B                                   43,200                1,065,744
Alliance Data Systems                           2,607(b)                98,336
BOK Financial                                     680                   30,750
Calamost Asset Management Cl A                    905                   21,883
CompuCredit                                     4,580(b)               144,407
EZCORP Cl A                                     4,409(b)                41,930
Heidrick & Struggles Intl                       3,395(b)                85,248
Providian Financial                            66,900(b)             1,192,157
WFS Financial                                   1,142(b)                55,673
Total                                                                2,736,128

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
14   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Food (1.5%)
Chiquita Brands Intl                           12,804                 $372,340
Darling Intl                                      683(b)                 2,541
Gold Kist                                       5,340(b)               111,499
J & J Snack Foods                              16,700                  824,312
M&F Worldwide                                   5,459(b)                69,821
Nash Finch                                     13,747                  489,118
Pilgrim's Pride                                16,962                  597,911
Seaboard                                          190                  255,550
Total                                                                2,723,092

Furniture & appliances (2.0%)
CompX Intl                                      1,236                   17,860
Ethan Allen Interiors                          12,300                  383,760
Furniture Brands Intl                          38,700                  778,257
Select Comfort                                 84,600(b)             2,055,780
Stanley Furniture                                 487                   20,576
Stanley Works                                   6,446                  287,556
Total                                                                3,543,789

Health care products (7.4%)
Abgenix                                        63,300(b)               455,760
Alkermes                                       35,800(b)               415,280
Allscripts Healthcare Solutions                55,900(b)               914,524
Alpharma Cl A                                   7,111                   91,519
Amylin Pharmaceuticals                         43,300(b)               691,934
Anika Therapeutics                              5,195(b)                78,600
Arrow Intl                                     24,700                  834,860
Bausch & Lomb                                   2,413                  188,431
Cephalon                                       10,511(b)               445,877
CNS                                             3,891                   81,711
Coherent                                        1,901(b)                62,410
Conmed                                         31,338(b)               982,134
Dade Behring Holdings                           7,416                  495,760
Edwards Lifesciences                            4,442(b)               203,044
Haemonetics                                    17,038(b)               693,447
HealthTronics                                  10,631(b)               134,907
Hologic                                           846(b)                31,141
Human Genome Sciences                          81,000(b)               913,680
ICU Medical                                    26,400(b)               870,408
Incyte                                        108,500(b)               827,855
Invitrogen                                        242(b)                19,198
Kensey Nash                                    28,449(b)               773,813
King Pharmaceuticals                            1,164(b)                11,011
Kos Pharmaceuticals                             5,423(b)               313,070
Medicines                                      28,600(b)               627,484
Mettler-Toledo Intl                             5,360(b,c)             262,640
Noven Pharmaceuticals                          31,300(b)               563,400
Nutraceutical Intl                              6,502(b)                85,761
Par Pharmaceutical Companies                    9,000(b)               288,000

Common stocks (continued)
Issuer                                         Shares                 Value(a)

Health care products (cont.)
Respironics                                     1,319(b)               $88,162
Taro Pharmaceuticals Inds                       6,200(b,c)             202,802
Techne                                          2,111(b)                98,373
TriPath Imaging                                44,600(b)               383,114
USANA Health Sciences                           2,207(b)                96,887
Vital Signs                                     1,137                   47,947
Total                                                               13,274,944

Health care services (6.2%)
Alliance Imaging                               12,193(b)               122,296
American Retirement                             3,957(b)                54,171
Apria Healthcare Group                          2,303(b)                72,545
Charles River Laboratories Intl                 6,369(b)               306,285
Exelixis                                       82,982(b)               582,534
Genesis HealthCare                             43,565(b)             1,894,642
Humana                                         26,729(b)               971,866
Icon ADR                                       22,100(b,c)             668,746
Kindred Healthcare                             16,952(b)               654,008
LCA-Vision                                     10,800                  477,144
Life Sciences Research                          2,526(b)                31,449
Magellan Health Services                       12,741(b)               413,700
Manor Care                                     31,300                1,216,318
Matria Healthcare                              25,650(b)               730,769
Molina Healthcare                                 257(b)                11,000
Option Care                                    51,250                  681,625
Owens & Minor                                   9,605                  297,755
Per-Se Technologies                             8,868(b)               168,226
PRA Intl                                        1,244(b)                32,381
ResCare                                         1,290(b)                17,196
Sierra Health Services                          1,349(b)                89,128
SurModics                                       2,326(b)                91,691
Triad Hospitals                                29,600(b)             1,501,312
Total                                                               11,086,787

Home building (1.0%)
Centex                                         11,700                  766,116
NVR                                             1,399(b)             1,061,841
Total                                                                1,827,957

Household products (1.3%)
Chattem                                        12,570(b)               539,253
JAKKS Pacific                                  30,323(b)               626,776
Nu Skin Enterprises Cl A                       33,900                  765,802
Spectrum Brands                                12,158(b)               449,481
UniFirst                                          970                   35,502
Total                                                                2,416,814

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
15   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Industrial services (1.5%)
Applied Industrial Technologies                18,890                 $575,012
Watsco                                         41,800                1,847,141
WESCO Intl                                      8,254(b)               241,017
Total                                                                2,663,170

Industrial transportation (2.2%)
Arkansas Best                                   2,381                   77,930
CNF                                            17,700                  788,535
EGL                                             5,315(b)               101,144
Forward Air                                     3,349                   89,921
Heartland Express                               5,921                  118,716
Kansas City Southern                            9,031(b)               180,530
Kirby                                           2,564(b)               109,380
Knight Transportation                           5,830                  142,544
Landstar System                                 6,031(b)               203,486
Vitran                                         27,400(b,c)             412,370
Wabash Natl                                    28,700                  714,917
Yellow Roadway                                 19,140(b)             1,010,233
Total                                                                3,949,706

Insurance (5.4%)
American Financial Group                        9,721                  315,155
AmerUs Group                                    2,275                  108,267
Arch Capital Group                                376(b,c)              16,788
Aspen Insurance Holdings                          900(c)                24,750
Endurance Specialty Holdings                   14,807(c)               539,715
First Acceptance                               12,300(b)               110,085
First American                                  8,493                  328,679
HCC Insurance Holdings                         37,800                1,482,138
Hilb Rogal & Hobbs                             35,700                1,217,013
LandAmerica Financial Group                       588                   33,046
Ohio Casualty                                 104,400                2,495,159
Protective Life                                 5,628                  226,189
Reinsurance Group of America                   16,700                  764,025
Safety Insurance Group                          4,369                  137,711
Selective Insurance Group                       2,666                  128,315
UICI                                            1,645                   41,372
United Fire & Casualty                            391                   15,394
USI Holdings                                   92,200(b)             1,079,662
Zenith Natl Insurance                          10,931                  692,479
Total                                                                9,755,942

Common stocks (continued)
Issuer                                         Shares                 Value(a)

Leisure time & entertainment (0.6%)
Ambassadors Group                                 311                  $11,243
Arctic Cat                                        493                   10,649
Churchill Downs                                13,500                  581,311
Handleman                                       3,803                   69,024
Image Entertainment                             2,725(b)                10,927
Steinway Musical Instruments                    3,317(b)                93,937
Vail Resorts                                   11,456(b)               315,040
Total                                                                1,092,131

Lodging & gaming (1.6%)
Alliance Gaming                                70,000(b)               909,299
Ameristar Casinos                               1,878                   96,417
Aztar                                          27,800(b)               887,932
Bluegreen                                       3,086(b)                52,030
La Quinta                                      98,000(b)               849,660
Total                                                                2,795,338

Machinery (2.6%)
AGCO                                           30,400(b)               558,144
American Science & Engineering                  4,499(b)               171,457
Astec Inds                                     10,500(b)               230,265
Blount Intl                                     7,869(b)               138,967
Gardner Denver                                  5,776(b)               221,510
Global Power Equipment Group                   85,500(b)               654,930
Kennametal                                     11,410                  502,040
LeCroy                                          1,800(b)                29,628
MTS Systems                                     9,228                  294,465
Oshkosh Truck                                     146                   11,642
Regal-Beloit                                    1,193                   30,660
SBM Offshore                                   18,504(c)             1,186,543
Sun Hydraulics                                    889                   32,822
Toro                                           15,447                  664,993
Total                                                                4,728,066

Media (4.1%)
4Kids Entertainment                             9,374(b)               178,106
ADVO                                           26,400                  819,720
Catalina Marketing                             47,516                1,140,384
Consolidated Graphics                           2,591(b)               109,677
Entravision Communications Cl A                85,300(b)               633,779
John H Harland                                 12,732                  479,614
New Frontier Media                                776(b)                 4,656
Playboy Enterprises Cl B                       65,000(b)               823,550
Regent Communications                         162,000(b)               972,000
RH Donnelley                                    9,310(b)               572,379
TiVo                                           98,900(b)               666,586
Valassis Communications                        24,200(b)               839,498
Ventiv Health                                   1,636(b)                33,211
Total                                                                7,273,160

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
16   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Metals (2.5%)
AK Steel Holding                               45,542(b)              $348,396
Carpenter Technology                           14,100                  761,400
Century Aluminum                               30,100(b)               674,541
Cleveland-Cliffs                               10,300                  603,889
Commercial Metals                              14,000                  366,240
Gibraltar Inds                                 19,300                  377,508
Metal Management                               21,200                  389,444
Quanex                                         13,606                  706,015
Steel Dynamics                                  8,003                  215,201
Total                                                                4,442,634

Miscellaneous (--%)
Collectors Universe                               601(b)                 9,556

Multi-industry (2.5%)
Actuant Cl A                                   33,700(b)             1,516,500
AMETEK                                            837                   31,999
Arbitron                                          398                   16,055
GEO Group                                       2,954(b)                71,694
Global Imaging Systems                         24,322(b)               773,196
Labor Ready                                    12,189(b)               251,581
Pre-Paid Legal Services                           629                   23,694
Stewart & Stevenson Services                   32,200                  769,258
Stratasys                                      26,600(b)               860,776
Vertrue                                         4,795(b)               181,251
Total                                                                4,496,004

Paper & packaging (0.5%)
Greif Cl A                                      7,455                  541,829
Potlatch                                          616                   31,841
Silgan Holdings                                 5,079                  289,503
Total                                                                  863,173

Real estate (0.4%)
CoStar Group                                   18,300(b)               735,294

Real estate investment trust (1.7%)
Associated Estates Realty                      10,470                   90,566
CBL & Associates Properties                     6,796                  553,670
Equity Lifestyle Properties                       361                   13,696
Innkeepers USA Trust                           19,400                  262,094
Mission West Properties                         2,073                   19,694
Redwood Trust                                  13,800                  713,874
SL Green Realty                                   343                   21,249
Tanger Factory Outlet Centers                     492                   11,911
Taubman Centers                                 2,271                   72,082
Trizec Properties                              23,849                  465,294
Ventas                                         29,400                  839,075
Total                                                                3,063,205

Common stocks (continued)
Issuer                                         Shares                 Value(a)

Restaurants (1.2%)
CKE Restaurants                                23,207                 $382,916
Dave & Buster's                                39,786(b)               714,557
Famous Dave's of America                        1,833(b)                19,888
Jack in the Box                                18,948(b)               785,962
Ruby Tuesday                                    8,900                  225,081
Total                                                                2,128,404

Retail -- drugstores (0.1%)
Longs Drug Stores                               2,674                  109,741

Retail -- general (3.7%)
7-Eleven                                        6,614(b)               197,428
Barnes & Noble                                 11,557(b)               437,432
BJ's Wholesale Club                             2,532(b)                76,340
Borders Group                                  37,900                  958,491
Build-A-Bear Workshop                             388(b)                10,631
Charming Shoppes                               15,025(b)               135,676
Children's Place Retail Stores                  4,429(b)               206,879
Department 56                                   3,614(b)                40,332
Finlay Enterprises                                611(b)                 7,931
Foot Locker                                    58,900                1,555,550
GameStop Cl B                                   3,083(b)                82,748
Goody's Family Clothing                         4,300                   30,530
Jo-Ann Stores                                   1,114(b)                29,800
Movie Gallery                                   7,890                  252,164
Pantry                                         12,660(b)               489,815
Party City                                        839(b)                11,217
Payless ShoeSource                             10,712(b)               180,283
Rent-A-Center                                  21,239(b)               502,515
Sotheby's Holdings Cl A                        19,483(b)               273,346
Stage Stores                                    4,199(b)               163,971
Stein Mart                                      2,389(b)                57,479
Trans World Entertainment                      15,998(b)               207,974
Tuesday Morning                                12,400(b)               376,836
United Auto Group                              12,600                  388,080
Total                                                                6,673,448

Retail -- grocery (--%)
Spartan Stores                                  1,886(b)                24,329

Telecom equipment & services (2.1%)
CommScope                                       4,356(b)                73,704
Comtech Telecommunications                     15,917(b)               575,718
FairPoint Communications                       30,700                  477,999
Premiere Global Services                       35,554(b)               399,983
SpectraLink                                    21,200                  244,224
UbiquiTel                                     151,096(b)             1,045,583
Westell Technologies Cl A                     172,400(b)             1,032,676
Total                                                                3,849,887

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
17   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Textiles & apparel (0.6%)
Genesco                                         1,618(b)               $55,417
Hartmarx                                        6,995(b)                66,313
K-Swiss Cl A                                    5,691                  182,681
Warnaco Group                                  30,900(b)               659,405
Wolverine World Wide                            4,264                   97,987
Total                                                                1,061,803

Utilities -- electric (0.1%)
Allegheny Energy                                1,011(b)                24,446
Cleco                                           1,802                   37,644
El Paso Electric                                5,343(b)               107,234
PNM Resources                                   2,789                   81,271
Unisource Energy                                  623                   17,924
Total                                                                  268,519

Utilities -- natural gas (1.3%)
Energen                                         9,673                  630,486
Natl Fuel Gas                                   4,913                  137,564
Nicor                                           1,339                   52,891
UGI                                            57,032                1,511,918
Total                                                                2,332,859

Common stocks (continued)
Issuer                                         Shares                 Value(a)

Utilities -- telephone (0.8%)
Commonwealth Telephone
  Enterprises                                   8,414(b)              $439,632
General Communication Cl A                     96,700(b)               796,808
Talk America Holdings                          18,426(b)               163,807
Tessco Technologies                             4,141(b)                52,756
Total                                                                1,453,003

Total common stocks
(Cost: $153,808,695)                                              $174,015,474

Short-term securities (2.6%)
Issuer                 Effective               Amount                 Value(a)
                         yield               payable at
                                              maturity

Commercial Paper
CRC Funding LLC
   06-01-05               3.05%            $3,100,000               $3,099,737
HSBC Finance
   06-01-05               3.07              1,600,000                1,599,864

Total short-term securities
(Cost: $4,700,000)                                                  $4,699,601

Total investments in securities
(Cost: $158,508,695)(d)                                           $178,715,075

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)   Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At May 31, 2005, the value of foreign securities represented 3.0% of net assets.

(d) At May 31, 2005, the cost of securities for federal income tax purposes was $159,016,146 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

      Unrealized appreciation                                      $26,564,422
      Unrealized depreciation                                       (6,865,493)
                                                                    ----------
      Net unrealized appreciation                                  $19,698,929
                                                                   -----------

How to find information about the Fund's portfolio holdings

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at www.americanexpress.com/funds.

--------------------------------------------------------------------------------
18   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Financial Statements

Statement of assets and liabilities
AXP Partners Small Cap Core Fund

May 31, 2005
Assets
Investments in securities, at value (Note 1)
   (identified cost $158,508,695)                                                                              $178,715,075
Cash in bank on demand deposit                                                                                      124,870
Capital shares receivable                                                                                           224,711
Dividends and accrued interest receivable                                                                            94,101
Receivable for investment securities sold                                                                         2,144,428
                                                                                                                  ---------
Total assets                                                                                                    181,303,185
                                                                                                                -----------
Liabilities
Capital shares payable                                                                                              117,179
Payable for investment securities purchased                                                                       1,494,045
Accrued investment management services fee                                                                           19,065
Accrued distribution fee                                                                                              8,811
Accrued service fee                                                                                                       1
Accrued transfer agency fee                                                                                           4,683
Accrued administrative services fee                                                                                   1,572
Other accrued expenses                                                                                              104,627
                                                                                                                    -------
Total liabilities                                                                                                 1,749,983
                                                                                                                  ---------
Net assets applicable to outstanding capital stock                                                             $179,553,202
                                                                                                               ============
Represented by
Capital stock -- $.01 par value (Note 1)                                                                       $    311,426
Additional paid-in capital                                                                                      149,936,094
Undistributed net investment income                                                                                   8,001
Accumulated net realized gain (loss)                                                                              9,092,054
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                                            20,205,627
                                                                                                                 ----------
Total -- representing net assets applicable to outstanding capital stock                                       $179,553,202
                                                                                                               ============
Net assets applicable to outstanding shares:               Class A                                             $122,560,969
                                                           Class B                                             $ 46,071,722
                                                           Class C                                             $  3,743,293
                                                           Class I                                             $  7,041,819
                                                           Class Y                                             $    135,399
Net asset value per share of outstanding capital stock:    Class A shares              21,107,913              $       5.81
                                                           Class B shares               8,146,718              $       5.66
                                                           Class C shares                 662,650              $       5.65
                                                           Class I shares               1,202,122              $       5.86
                                                           Class Y shares                  23,158              $       5.85
                                                                                           ------              ------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
19   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Statement of operations
AXP Partners Small Cap Core Fund

Year ended May 31, 2005
Investment income
Income:
Dividends                                                                                                       $ 1,065,166
Interest                                                                                                             85,059
   Less foreign taxes withheld                                                                                       (6,861)
                                                                                                                     ------
Total income                                                                                                      1,143,364
                                                                                                                  ---------
Expenses (Note 2):
Investment management services fee                                                                                1,560,155
Distribution fee
   Class A                                                                                                          272,058
   Class B                                                                                                          431,058
   Class C                                                                                                           38,537
Transfer agency fee                                                                                                 359,501
Incremental transfer agency fee
   Class A                                                                                                           26,448
   Class B                                                                                                           19,926
   Class C                                                                                                            1,611
Service fee -- Class Y                                                                                                  145
Administrative services fees and expenses                                                                           129,820
Compensation of board members                                                                                         8,848
Custodian fees                                                                                                      238,100
Printing and postage                                                                                                 89,860
Registration fees                                                                                                    56,412
Audit fees                                                                                                           19,500
Other                                                                                                                 8,686
                                                                                                                      -----
Total expenses                                                                                                    3,260,665
   Expenses waived/reimbursed by AEFC (Note 2)                                                                     (412,993)
                                                                                                                   --------
                                                                                                                  2,847,672
   Earnings credits on cash balances (Note 2)                                                                        (1,923)
                                                                                                                     ------
Total net expenses                                                                                                2,845,749
                                                                                                                  ---------
Investment income (loss) -- net                                                                                  (1,702,385)
                                                                                                                 ----------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions (Note 3)                                                                                12,992,660
   Foreign currency transactions                                                                                         98
                                                                                                                         --
Net realized gain (loss) on investments                                                                          12,992,758
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                                            10,020,607
                                                                                                                 ----------
Net gain (loss) on investments and foreign currencies                                                            23,013,365
                                                                                                                 ----------
Net increase (decrease) in net assets resulting from operations                                                 $21,310,980
                                                                                                                ===========

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
20   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Statements of changes in net assets
AXP Partners Small Cap Core Fund

Year ended May 31,                                                                       2005                        2004
Operations and distributions
Investment income (loss) -- net                                                     $  (1,702,385)            $  (1,140,646)
Net realized gain (loss) on investments                                                12,992,758                23,060,913
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                  10,020,607                 2,276,331
                                                                                       ----------                 ---------
Net increase (decrease) in net assets resulting from operations                        21,310,980                24,196,598
                                                                                       ----------                ----------
Distributions to shareholders from:
   Net realized gain
   Class A                                                                            (11,500,238)                 (878,329)
   Class B                                                                             (4,643,257)                 (420,277)
   Class C                                                                               (404,261)                  (39,464)
   Class I                                                                               (480,700)                       --
   Class Y                                                                                (17,882)                     (759)
                                                                                          -------                      ----
Total distributions                                                                   (17,046,338)               (1,338,829)
                                                                                      -----------                ----------
Capital share transactions (Note 4)
Proceeds from sales
   Class A shares (Note 2)                                                             42,214,236                48,269,220
   Class B shares                                                                      11,856,869                18,655,759
   Class C shares                                                                         785,005                 1,637,275
   Class I shares                                                                       6,372,262                 4,115,715
   Class Y shares                                                                          42,940                    61,708
Reinvestment of distributions at net asset value
   Class A shares                                                                      11,350,576                   869,549
   Class B shares                                                                       4,582,819                   415,119
   Class C shares                                                                         390,851                    37,794
   Class I shares                                                                         479,601                        --
   Class Y shares                                                                          16,607                       631
Payments for redemptions
   Class A shares                                                                     (26,275,534)              (17,603,383)
   Class B shares (Note 2)                                                            (12,218,472)               (6,039,061)
   Class C shares (Note 2)                                                             (1,252,693)                 (519,096)
   Class I shares                                                                      (3,945,613)                  (14,633)
   Class Y shares                                                                         (48,940)                       --
                                                                                       ----------                ----------
Increase (decrease) in net assets from capital share transactions                      34,350,514                49,886,597
                                                                                       ----------                ----------
Total increase (decrease) in net assets                                                38,615,156                72,744,366
Net assets at beginning of year                                                       140,938,046                68,193,680
                                                                                      -----------                ----------
Net assets at end of year                                                            $179,553,202              $140,938,046
                                                                                     ============              ============
Undistributed net investment income                                                  $      8,001              $      1,583
                                                                                     ------------              ------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
21   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Notes to Financial Statements

AXP Partners Small Cap Core Fund

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of AXP Partners Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. AXP Partners Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the board. The Fund invests primarily in equity securities issued by small companies having a market capitalization within the range of the Russell 2000(R) Index.

The Fund offers Class A, Class B, Class C and Class Y shares.

o  Class A shares are sold with a front-end sales charge.

o Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

o  Class C shares may be subject to a CDSC.

o Class Y shares have no sales charge and are offered only to qualifying institutional investors.

The Fund offers an additional class of shares, Class I, exclusively to certain institutional investors. Class I shares have no sales charge and are made available through a separate prospectus supplement provided to investors eligible to purchase the shares. At May 31, 2005, American Express Financial Corporation (AEFC) and the AXP Portfolio Builder Series funds owned 100% of Class I shares, which represents 3.92% of the Fund's net assets.

All classes of shares have identical voting, dividend and liquidation rights. The distribution fee, transfer agency fees and service fee (class specific expenses) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

Use of estimates

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets and liabilities and contingent assets and liabilities) that could differ from actual results.

Valuation of securities

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Pursuant to procedures adopted by the Board of Directors of the funds, AEFC utilizes Fair Value Pricing (FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the development or event has actually

--------------------------------------------------------------------------------
22   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT
caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities as of the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

Option transactions

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

Futures transactions

To gain exposure to or protect itself from market changes the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

--------------------------------------------------------------------------------
23   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Foreign currency translations and foreign currency contracts

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

Guarantees and indemnifications

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

Federal taxes

The Fund's policy is to comply with all sections of the Internal Revenue Code that apply to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $1,708,803 and accumulated net realized gain has been decreased by $1,708,803.

--------------------------------------------------------------------------------
24   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

The tax character of distributions paid for the years indicated is as follows:

Year ended May 31,                                        2005            2004
Class A
Distributions paid from:
      Ordinary income                               $7,971,199        $     --
      Long-term capital gain                         3,529,039         878,329
Class B
Distributions paid from:
      Ordinary income                                3,218,266              --
      Long-term capital gain                         1,424,991         420,277
Class C
Distributions paid from:
      Ordinary income                                  280,196              --
      Long-term capital gain                           124,065          39,464
Class I*
Distributions paid from:
      Ordinary income                                  333,176              --
      Long-term capital gain                           147,524              --
Class Y
Distributions paid from:
      Ordinary income                                   12,394              --
      Long-term capital gain                             5,488             759

* Inception date was March 4, 2004.

At May 31, 2005, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income                                      $ 3,389,930
Accumulated long-term gain (loss)                                  $ 6,217,576
Unrealized appreciation (depreciation)                             $19,698,176

Dividends to shareholders

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

Other

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

--------------------------------------------------------------------------------
25   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

2. EXPENSES AND SALES CHARGES

The Fund has agreements with AEFC to manage its portfolio and provide administrative services. Under an Investment Management Services Agreement, AEFC determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.97% to 0.87% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper Small-Cap Core Funds Index. In certain circumstances, the board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the fee by $4,445 for the year ended May 31, 2005.

Under an Administrative Services Agreement, the Fund pays AEFC a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.08% to 0.06% annually as the Fund's assets increase. A minor portion of additional administrative service expenses paid by the Fund are consultants' fees and fund office expenses. Under this agreement, the Fund also pays taxes, audit and certain legal fees, registration fees for shares, compensation of board members, corporate filing fees and any other expenses properly payable by the Fund and approved by the board.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other American Express mutual funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

AEFC has Subadvisory Agreements with American Century Investment Management, Inc., Lord, Abbett & Co. LLC, and Wellington Management Company, LLP. New investments in the Fund, net of any redemptions, are allocated in accordance with AEFC's determination of the allocation that is in the best interests of the Fund's shareholders. Each subadviser's proportionate share of investments in the Fund will vary due to market fluctuations.

Under a separate Transfer Agency Agreement, American Express Client Service Corporation (AECSC) maintains shareholder accounts and records. The Fund pays AECSC an annual fee per shareholder account for this service as follows:

o  Class A $19.50

o  Class B $20.50

o  Class C $20.00

o  Class Y $17.50

The incremental transfer agency fee is the amount charged to the specific classes for the additional expense above the fee for Class Y.

Class I pays a transfer agency fee at an annual rate per shareholder account of $1. This amount is included in the transfer agency fee on the statement of operations.

--------------------------------------------------------------------------------
26   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

In addition, AECSC is entitled to charge an annual closed account fee of $5 per inactive account, charged on a pro rata basis from the date the account becomes inactive until the date the account is purged from the transfer agent system generally within one year. However, the closed account fee is currently not effective.

The Fund has agreements with American Express Financial Advisors Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate up to 0.25% of the Fund's average daily net assets attributable to Class A shares and up to 1.00% for Class B and Class C shares.

Under a Shareholder Service Agreement, the Fund pays the Distributor a fee for service provided to shareholders by financial advisors and other servicing agents. The fee is calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares.

Sales charges received by the Distributor for distributing Fund shares were $479,234 for Class A, $41,753 for Class B and $760 for Class C for the year ended May 31, 2005.

For the year ended May 31, 2005, AEFC and its affiliates waived certain fees and expenses to 1.55% for Class A, 2.31% for Class B, 2.31% for Class C, 1.30% for Class I and 1.37% for Class Y. Of these waived fees and expenses, the transfer agency fees waived for Class A, Class B, Class C and Class Y were $276,796, $114,435, $9,913 and $377, respectively, and the management fees waived at the Fund level were $11,472. In addition, AEFC and its affiliates have agreed to waive certain fees and expenses until May 31, 2006. Under this agreement, net expenses will not exceed 1.55% for Class A, 2.31% for Class B, 2.31% for Class C, 1.30% for Class I and 1.37% for Class Y of the Fund's average daily net assets.

During the year ended May 31, 2005, the Fund's custodian and transfer agency fees were reduced by $1,923 as a result of earnings credits from overnight cash balances. The Fund also pays custodian fees to American Express Trust Company, an affiliate of AEFC.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $154,346,906 and $137,947,111, respectively, for the year ended May 31, 2005. Realized gains and losses are determined on an identified cost basis.

--------------------------------------------------------------------------------
27   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                                  Year ended May 31, 2005
                                              Class A           Class B      Class C      Class I      Class Y
Sold                                        7,370,205         2,101,516      139,307    1,102,542        6,876
Issued for reinvested distributions         1,970,590           814,000       69,423       82,548        2,863
Redeemed                                   (4,553,292)       (2,202,331)    (218,459)    (698,249)      (8,566)
                                           ----------        ----------     --------     --------       ------
Net increase (decrease)                     4,787,503           713,185       (9,729)     486,841        1,173
                                            ---------           -------       ------      -------        -----

                                                                  Year ended May 31, 2004
                                              Class A           Class B      Class C     Class I*      Class Y
Sold                                        9,273,634         3,625,846      320,224      717,830       10,526
Issued for reinvested distributions           159,550            77,160        7,038           --          115
Redeemed                                   (3,330,481)       (1,158,562)     (98,145)      (2,549)          --
                                           ----------        ----------     --------     --------       ------
Net increase (decrease)                     6,102,703         2,544,444      229,117      715,281       10,641
                                            ---------         ---------      -------      -------       ------

* Inception date was March 4, 2004.

5. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by The Bank of New York, whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 21, 2004. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other American Express mutual funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.50% or the Prime Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.09% per annum. Prior to this agreement, the Fund had a revolving credit agreement that permitted borrowings up to $500 million with Deutsche Bank. The Fund had no borrowings outstanding during the year ended May 31, 2005.

--------------------------------------------------------------------------------
28   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

6. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

Class A
Per share income and capital changes(a)
Fiscal period ended May 31,                                               2005         2004         2003          2002(b)
Net asset value, beginning of period                                     $5.63        $4.40        $4.84         $5.19
                                                                         -----        -----        -----         -----
Income from investment operations:
Net investment income (loss)                                              (.04)        (.03)        (.02)         (.01)
Net gains (losses) (both realized and unrealized)                          .86         1.32         (.42)         (.34)
                                                                         -----        -----        -----         -----
Total from investment operations                                           .82         1.29         (.44)         (.35)
                                                                         -----        -----        -----         -----
Less distributions:
Distributions from realized gains                                         (.64)        (.06)          --            --
                                                                         -----        -----        -----         -----
Net asset value, end of period                                           $5.81        $5.63        $4.40         $4.84
                                                                         -----        -----        -----         -----
Ratios/supplemental data
Net assets, end of period (in millions)                                   $123          $92          $45           $15
Ratio of expenses to average daily net assets(c),(d)                     1.55%        1.54%        1.55%         1.58%(e)
Ratio of net investment income (loss) to average daily net assets        (.84%)       (.80%)       (.79%)       (1.07%)(e)
Portfolio turnover rate (excluding short-term securities)                  88%         139%          94%           34%
Total return(f)                                                         14.62%       29.45%       (9.09%)       (6.74%)(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from March 8, 2002 (when shares became publicly available) to May 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) AEFC waived/reimbursed the Fund for certain expenses. Had AEFC not done so, the annual ratios of expenses for Class A would have been 1.81%, 1.91%, 2.36% and 5.05% for the periods ended May 31, 2005, 2004, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
29   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Class B
Per share income and capital changes(a)
Fiscal period ended May 31,                                               2005         2004         2003          2002(b)
Net asset value, beginning of period                                     $5.54        $4.36        $4.84         $5.19
                                                                         -----        -----        -----         -----
Income from investment operations:
Net investment income (loss)                                              (.08)        (.07)        (.04)         (.01)
Net gains (losses) (both realized and unrealized)                          .84         1.31         (.44)         (.34)
                                                                         -----        -----        -----         -----
Total from investment operations                                           .76         1.24         (.48)         (.35)
                                                                         -----        -----        -----         -----
Less distributions:
Distributions from realized gains                                         (.64)        (.06)          --            --
                                                                         -----        -----        -----         -----
Net asset value, end of period                                           $5.66        $5.54        $4.36         $4.84
                                                                         -----        -----        -----         -----
Ratios/supplemental data
Net assets, end of period (in millions)                                    $46          $41          $21            $7
Ratio of expenses to average daily net assets(c),(d)                     2.31%        2.31%        2.31%         2.36%(e)
Ratio of net investment income (loss) to average daily net assets       (1.60%)      (1.56%)      (1.55%)       (1.85%)(e)
Portfolio turnover rate (excluding short-term securities)                  88%         139%          94%           34%
Total return(f)                                                         13.73%       28.57%       (9.92%)       (6.74%)(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from March 8, 2002 (when shares became publicly available) to May 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) AEFC waived/reimbursed the Fund for certain expenses. Had AEFC not done so, the annual ratios of expenses for Class B would have been 2.58%, 2.67%, 3.12% and 5.81% for the periods ended May 31, 2005, 2004, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
30   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Class C
Per share income and capital changes(a)
Fiscal period ended May 31,                                               2005         2004         2003          2002(b)
Net asset value, beginning of period                                     $5.53        $4.35        $4.83         $5.19
                                                                         -----        -----        -----         -----
Income from investment operations:
Net investment income (loss)                                              (.09)        (.07)        (.04)         (.01)
Net gains (losses) (both realized and unrealized)                          .85         1.31         (.44)         (.35)
                                                                         -----        -----        -----         -----
Total from investment operations                                           .76         1.24         (.48)         (.36)
                                                                         -----        -----        -----         -----
Less distributions:
Distributions from realized gains                                         (.64)        (.06)          --            --
                                                                         -----        -----        -----         -----
Net asset value, end of period                                           $5.65        $5.53        $4.35         $4.83
                                                                         -----        -----        -----         -----
Ratios/supplemental data
Net assets, end of period (in millions)                                     $4           $4           $2            $1
Ratio of expenses to average daily net assets(c),(d)                     2.31%        2.30%        2.31%         2.36%(e)
Ratio of net investment income (loss) to average daily net assets       (1.60%)      (1.55%)      (1.54%)       (1.85%)(e)
Portfolio turnover rate (excluding short-term securities)                  88%         139%          94%           34%
Total return(f)                                                         13.74%       28.64%       (9.94%)       (6.94%)(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from March 8, 2002 (when shares became publicly available) to May 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) AEFC waived/reimbursed the Fund for certain expenses. Had AEFC not done so, the annual ratios of expenses for Class C would have been 2.57%, 2.67%, 3.12% and 5.81% for the periods ended May 31, 2005, 2004, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
31   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Class I
Per share income and capital changes(a)
Fiscal period ended May 31,                                               2005         2004(b)
Net asset value, beginning of period                                     $5.66        $5.99
                                                                         -----        -----
Income from investment operations:
Net investment income (loss)                                              (.03)        (.02)
Net gains (losses) (both realized and unrealized)                          .87         (.31)
                                                                         -----        -----
Total from investment operations                                           .84         (.33)
                                                                         -----        -----
Less distributions:
Distributions from realized gains                                         (.64)          --
                                                                         -----        -----
Net asset value, end of period                                           $5.86        $5.66
                                                                         -----        -----
Ratios/supplemental data
Net assets, end of period (in millions)                                     $7           $4
Ratio of expenses to average daily net assets(c),(d)                     1.30%        1.06%(e)
Ratio of net investment income (loss) to average daily net assets        (.59%)        .18%(e)
Portfolio turnover rate (excluding short-term securities)                  88%         139%
Total return(f)                                                         14.89%       (5.51%)(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  Inception date was March 4, 2004.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) AEFC waived/reimbursed the Fund for certain expenses. Had AEFC not done so, the annual ratios of expenses for Class I would have been 1.32% and 1.66% for the periods ended May 31, 2005 and 2004, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
32   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Class Y
Per share income and capital changes(a)
Fiscal period ended May 31,                                               2005         2004         2003          2002(b)
Net asset value, beginning of period                                     $5.65        $4.41        $4.84         $5.19
                                                                         -----        -----        -----         -----
Income from investment operations:
Net investment income (loss)                                              (.04)        (.03)        (.02)         (.01)
Net gains (losses) (both realized and unrealized)                          .88         1.33         (.41)         (.34)
                                                                         -----        -----        -----         -----
Total from investment operations                                           .84         1.30         (.43)         (.35)
                                                                         -----        -----        -----         -----
Less distributions:
Distributions from realized gains                                         (.64)        (.06)          --            --
                                                                         -----        -----        -----         -----
Net asset value, end of period                                           $5.85        $5.65        $4.41         $4.84
                                                                         -----        -----        -----         -----
Ratios/supplemental data
Net assets, end of period (in millions)                                    $--          $--          $--           $--
Ratio of expenses to average daily net assets(c),(d)                     1.37%        1.37%        1.34%         1.36%(e)
Ratio of net investment income (loss) to average daily net assets        (.67%)       (.57%)       (.58%)        (.85%)(e)
Portfolio turnover rate (excluding short-term securities)                  88%         139%          94%           34%
Total return(f)                                                         14.92%       29.61%       (8.88%)       (6.74%)(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from March 8, 2002 (when shares became publicly available) to May 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) AEFC waived/reimbursed the Fund for certain expenses. Had AEFC not done so, the annual ratios of expenses for Class Y would have been 1.63%, 1.73%, 2.18% and 4.87% for the periods ended May 31, 2005, 2004, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
33   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Report of Independent
                Registered Public Accounting Firm

THE BOARD AND SHAREHOLDERS

AXP PARTNERS SERIES, INC.

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of AXP Partners Small Cap Core Fund (a series of AXP Partners Series, Inc.) as of May 31, 2005, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended May 31, 2005, and the financial highlights for each of the years in the three-year period ended May 31, 2005 and for the period from March 8, 2002 (when shares became publicly available) to May 31, 2002. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of May 31, 2005, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of AXP Partners Small Cap Core Fund as of May 31, 2005, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Minneapolis, Minnesota

July 20, 2005

--------------------------------------------------------------------------------
34   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Federal Income Tax Information

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

AXP Partners Small Cap Core Fund
Fiscal year ended May 31, 2005

Class A

Income distributions -- taxable as dividend income:
     Qualified Dividend Income for individuals                           6.31%
     Dividends Received Deduction for corporations                       6.07%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.44182

Capital gain distributions -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.19563
Total distributions                                                   $0.63745

Class B

Income distributions -- taxable as dividend income:
     Qualified Dividend Income for individuals                           6.31%
     Dividends Received Deduction for corporations                       6.07%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.44182

Capital gain distributions -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.19563
Total distributions                                                   $0.63745

Class C

Income distributions -- taxable as dividend income:
     Qualified Dividend Income for individuals                           6.31%
     Dividends Received Deduction for corporations                       6.07%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.44182

Capital gain distributions -- taxable as long-term capital gain.
Payable date                                                         Per share
Dec. 20, 2004                                                         $0.19563
Total distributions                                                   $0.63745

--------------------------------------------------------------------------------
35   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Class I

Income distributions -- taxable as dividend income:
     Qualified Dividend Income for individuals                           6.31%
     Dividends Received Deduction for corporations                       6.07%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.44182

Capital gain distributions -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.19563
Total distributions                                                   $0.63745

Class Y

Income distributions -- taxable as dividend income:
     Qualified Dividend Income for individuals                           6.31%
     Dividends Received Deduction for corporations                       6.07%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.44182

Capital gain distributions -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.19563
Total distributions                                                   $0.63745

--------------------------------------------------------------------------------
36   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Fund Expenses Example

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended May 31, 2005.

Actual Expenses

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------
37   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

                                                   Beginning           Ending             Expenses
                                                  account value     account value       paid during         Annualized
                                                  Dec. 1, 2004      May 31, 2005        the period(a)      expense ratio
Class A
   Actual(b)                                        $1,000           $1,025.90             $7.83               1.55%
   Hypothetical (5% return before expenses)         $1,000           $1,017.20             $7.80               1.55%
Class B
   Actual(b)                                        $1,000           $1,022.90            $11.65               2.31%
   Hypothetical (5% return before expenses)         $1,000           $1,013.41            $11.60               2.31%
Class C
   Actual(b)                                        $1,000           $1,022.70            $11.65               2.31%
   Hypothetical (5% return before expenses)         $1,000           $1,013.41            $11.60               2.31%
Class I
   Actual(b)                                        $1,000           $1,027.30             $6.57               1.30%
   Hypothetical (5% return before expenses)         $1,000           $1,018.45             $6.54               1.30%
Class Y
   Actual(b)                                        $1,000           $1,027.40             $6.92               1.37%
   Hypothetical (5% return before expenses)         $1,000           $1,018.10             $6.89               1.37%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return for the six months ended May 31, 2005: +2.59% for Class A, +2.29% for Class B, +2.27% for Class C, +2.73% for Class I and +2.74% for Class Y.

--------------------------------------------------------------------------------
38   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Board Members and Officers

Shareholders elect a board that oversees the Fund's operations. The board appoints officers who are responsible for day-to-day business decisions based on policies set by the board.

The following is a list of the Fund's board members. Each member oversees 14 Master Trust portfolios and 90 American Express mutual funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the board.

Independent Board Members

Name, address, age                     Position held   Principal occupation during    Other directorships
                                       with Fund and   past five years
                                       length of
                                       service
-------------------------------------- --------------- ------------------------------ -----------------------------
Arne H. Carlson                        Board member    Chair, Board Services
901 S. Marquette Ave.                  since 1999      Corporation (provides
Minneapolis, MN 55402                                  administrative services to
Age 70                                                 boards). Former Governor
                                                       of Minnesota
-------------------------------------- --------------- ------------------------------ -----------------------------
Philip J. Carroll, Jr.                 Board member    Retired Chairman and CEO,      Scottish Power PLC, Vulcan
901 S. Marquette Ave.                  since 2002      Fluor Corporation              Materials Company, Inc.
Minneapolis, MN 55402                                  (engineering and               (construction
Age 67                                                 construction) since 1998       materials/chemicals)
-------------------------------------- --------------- ------------------------------ -----------------------------
Livio D. DeSimone                      Board member    Retired Chair of the Board     Cargill, Incorporated
30 Seventh Street East                 since 2001      and Chief Executive Officer,   (commodity merchants and
Suite 3050                                             Minnesota Mining and           processors), General Mills,
St. Paul, MN 55101-4901                                Manufacturing (3M)             Inc. (consumer foods),
Age 71                                                                                Vulcan Materials Company
                                                                                      (construction materials/
                                                                                      chemicals), Milliken &
                                                                                      Company (textiles and
                                                                                      chemicals), and Nexia
                                                                                      Biotechnologies, Inc.
-------------------------------------- --------------- ------------------------------ -----------------------------
Patricia M. Flynn                      Board member    Trustee Professor of           BostonFed Bancorp, Inc.
901 S. Marquette Ave.                  since 2004      Economics and Management,      (holding company) and its
Minneapolis, MN 55402                                  Bentley College since 2002;    subsidiary Boston Federal
Age 54                                                 former Dean, McCallum          Savings Bank
                                                       Graduate School of Business,
                                                       Bentley College from 1999 to
                                                       2002
-------------------------------------- --------------- ------------------------------ -----------------------------
Anne P. Jones                          Board member    Attorney and Consultant
901 S. Marquette Ave.                  since 1985
Minneapolis, MN 55402
Age 70
-------------------------------------- --------------- ------------------------------ -----------------------------
Stephen R. Lewis, Jr.                  Board member    Retired President and          Valmont Industries, Inc.
901 S. Marquette Ave.                  since 2002      Professor of Economics,        (manufactures irrigation
Minneapolis, MN 55402                                  Carleton College               systems)
Age 66
-------------------------------------- --------------- ------------------------------ -----------------------------

--------------------------------------------------------------------------------
39   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Independent Board Members (continued)

Name, address, age                     Position        Principal occupation during     Other directorships
                                       held  with      past five years
                                       Fund and
                                       length of
                                       service
-------------------------------------- --------------- ------------------------------- ----------------------------
Catherine James Paglia                 Board member    Director, Enterprise Asset      Strategic Distribution,
901 S. Marquette Ave.                  since 2004      Management, Inc. (private       Inc. (transportation,
Minneapolis, MN 55402                                  real estate and asset           distribution and logistics
Age 52                                                 management company) since 1999  consultants)
-------------------------------------- --------------- ------------------------------- ----------------------------
Alan K. Simpson                        Board member    Former three-term United
1201 Sunshine Ave.                     since 1997      States Senator for Wyoming
Cody, WY 82414
Age 73
-------------------------------------- --------------- ------------------------------- ----------------------------
Alison Taunton-Rigby                   Board member    Founder and Chief Executive     Hybridon, Inc.
901 S. Marquette Ave.                  since 2002      Officer, RiboNovix, Inc.        (biotechnology)
Minneapolis, MN 55402                                  since 2004; President,
Age 61                                                 Forester Biotech since 2000;
                                                       prior to that, President and
                                                       CEO, Aquila
                                                       Biopharmaceuticals, Inc.
-------------------------------------- --------------- ------------------------------- ----------------------------

Board Member Affiliated with AEFC*

Name, address, age                     Position held   Principal occupation during     Other directorships
                                       with Fund and   past five years
                                       length of
                                       service
-------------------------------------- --------------- ------------------------------- ----------------------------
William F. Truscott                    Board member    Senior Vice President - Chief
53600 AXP Financial Center             since 2001,     Investment Officer of AEFC
Minneapolis, MN 55474                  Vice President  since 2001. Former Chief
Age 44                                 since 2002      Investment Officer and
                                                       Managing Director, Zurich
                                                       Scudder Investments
-------------------------------------- --------------- ------------------------------- ----------------------------

* Interested person by reason of being an officer, director and/or employee of AEFC.

--------------------------------------------------------------------------------
40   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

The board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the board. In addition to Mr. Truscott, who is vice president, the Fund's other officers are:

Other Officers

Name, address, age                     Position held   Principal occupation during     Other directorships
                                       with Fund and   past five years
                                       length of
                                       service
-------------------------------------- --------------- ------------------------------- ----------------------------
Jeffrey P. Fox                         Treasurer       Vice President - Investment
105 AXP Financial Center               since 2002      Accounting, AEFC, since
Minneapolis, MN 55474                                  2002;  Vice President -
Age 50                                                 Finance, American Express
                                                       Company, 2000-2002;  Vice
                                                       President - Corporate
                                                       Controller, AEFC, 1996-2000
-------------------------------------- --------------- ------------------------------- ----------------------------
Paula R. Meyer                         President       Senior Vice President and
596 AXP Financial Center               since 2002      General Manager - Mutual
Minneapolis, MN 55474                                  Funds, AEFC, since 2002; Vice
Age 51                                                 President and Managing
                                                       Director - American Express
                                                       Funds, AEFC, 2000-2002; Vice
                                                       President, AEFC,  1998-2000
-------------------------------------- --------------- ------------------------------- ----------------------------
Leslie L. Ogg                          Vice            President of Board Services
901 S. Marquette Ave.                  President,      Corporation
Minneapolis, MN 55402 Age 66           General
                                       Counsel, and
                                       Secretary
                                       since 1978
-------------------------------------- --------------- ------------------------------- ----------------------------
Beth E. Weimer                         Chief           Vice President and Chief
172 AXP Financial Center               Compliance      Compliance Officer, AEFC,
Minneapolis, MN 55474                  Officer since   since 2001;  Vice President
Age 52                                 2004            and Chief Compliance Officer,
                                                       AEFA, 2001-2005; Partner,
                                                       Arthur Andersen Regulatory
                                                       Risk Services, 1998-2001
-------------------------------------- --------------- ------------------------------- ----------------------------

The SAI has additional information about the Fund's directors and is available, without charge, upon request by calling (800) 862-7919.

--------------------------------------------------------------------------------
41   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

Approval of Investment Management Services Agreement

American Express Financial Corporation (AEFC), a wholly-owned subsidiary of American Express Company, serves as the investment manager to the Fund. Under an Investment Management Services Agreement (the Agreement), AEFC provides investment advice and other services to the Fund. Throughout the year, the Funds' Board of Directors and the Board's Investment Review Committee monitor these services.

Each year the Board determines whether to continue the Agreement by evaluating the quality and level of service received and the costs associated with those services. AEFC prepares detailed reports for the Board and its Contracts Committee in March and April and provides data prepared by independent organizations to assist the Board in making this determination. The Board gives considerable weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the Agreement.

On February 1, 2005, American Express Company announced its intention to pursue a spin-off of AEFC by distributing shares of the common stock of AEFC to shareholders of American Express Company. At a meeting held in person on April 14, 2005, the Board, including a majority of the independent members, approved the continuation of the Agreement for an interim period, not to exceed one year, ending on the later of (i) the effective date of the spin-off or (ii) the approval by the Fund's shareholders of a new investment management services agreement with AEFC (the Interim Period). The spin-off will not result in an "assignment" of the Agreement under the Investment Company Act of 1940 and, therefore, will not cause the termination of the Agreement according to its terms. In connection with the spin-off AEFC has proposed that going forward, services under the Agreement be provided by an affiliate, RiverSource Investments, LLC (RiverSource). Independent counsel advised the Board that it would be prudent, in connection with the spin-off, to consider a new agreement with RiverSource and to seek shareholder approval of that agreement as soon as practical thereafter.

Investment performance is a major factor in the evaluation process, and the Board reviewed the Fund's performance over a range of different periods by comparing its performance to relevant Lipper and broader market indices. The Board considered that over time the Fund's investment performance should be above the median for a peer group of funds with similar investment goals and noted that the Fund's investment performance in 2004 approximated the median.

The Board noted that, in addition to portfolio management and investment research, AEFC provides portfolio trading, daily net asset value calculation, management of cash flow, product development, administration of its compliance and legal departments, access to distribution, accounting and recordkeeping, and reporting to the Board and shareholders. To evaluate these services, the Board referred to surveys and benchmarks established by commercial providers, trade associations and AEFC's internal processes. The Board concluded that the services provided were consistent with services provided by investment managers to comparable mutual funds.

--------------------------------------------------------------------------------
42   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

The Board also evaluated the price paid for the services provided by AEFC, noting the existence of a pricing philosophy, established by the Board and AEFC, that seeks to maintain total Fund expenses within a range of the median expenses charged to comparable funds sold through financial advisors. The Board considered detailed information set forth in an annual report on fees and expenses, including, among other things, data showing a comparison of the Fund's expenses with median expenses paid by funds in its comparison group and data showing the Fund's contribution to AEFC's profitability. The Board determined that the total expense ratio of the Fund is at median.

The Board considered the economies of scale that might be realized by AEFC as the Fund grew and took note of the extent to which Fund shareholders also might benefit from such growth. The Board considered that the Agreement provided for lower fees as assets increase at pre-established breakpoints and concluded that the Agreement satisfactorily provided for sharing these economies of scale. The Board took into account the Contracts Committee's discussion comparing the fees AEFC charges to the Fund with those it charges to institutional clients, noting that the relatively higher fees paid by the Fund were principally attributable to the additional services required to manage a regulated mutual fund, like the Fund, and the operation of a large mutual fund family. The Board also considered the profitability realized by AEFC and its affiliates from its relationship with the Fund. The Board took into account the services acquired by AEFC through the use of commission dollars paid by the Fund on portfolio transactions. The Board concluded that AEFC's overall costs and profitability were appropriate, although profitability may be too low on an ongoing basis.

The Board noted that the fees paid by the Fund should permit AEFC to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. Based on the foregoing, the Board concluded that the fees paid to AEFC under the Agreement were fair and reasonable and determined to approve renewal of the Agreement for the Interim Period.

Proxy Voting

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling
(800) 862-7919; by looking at the website americanexpress.com/funds; or by searching the website of the Securities and Exchange Commission http://www.sec.gov. You may view the Fund's voting record for all portfolio companies whose shareholders meetings were completed the previous quarter on americanexpress.com/funds or obtain a copy by calling the Fund's administrator, Board Services Corporation, collect at (612) 330-9283. In addition, information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available at http://www.sec.gov.

--------------------------------------------------------------------------------
43   --   AXP PARTNERS SMALL CAP CORE FUND   --   2005 ANNUAL REPORT

(logo)
AMERICAN
 EXPRESS
(R)

American Express Partners Funds
70100 AXP Financial Center
Minneapolis, MN 55474

This report must be accompanied or preceded by the Fund's current prospectus. Distributed by American Express Financial Advisors Inc. Member NASD. American Express Company is separate from American Express Financial Advisors Inc. and is not a broker-dealer.